                                                               EXHIBIT (a)(1)(C)

                       Notice of Guaranteed Delivery for

                          Offer to Purchase for Cash
              Up to 9,302,326 Shares of its Class B Common Stock
          (Including the Associated Preferred Stock Purchase Rights)
                  At a Purchase Price Not Greater Than $21.50
                        Nor Less Than $18.50 Per Share

                                      by

                      Security Capital Group Incorporated

   As set forth in Section 3 of the offer to purchase, dated March 19, 2001 (the "Offer to Purchase"), this Notice of Guaranteed Delivery, or a facsimile hereof, must be used to accept the Offer (as defined herein) if:

       (a) certificates representing shares of Class B common stock, par value $.01 per share (including the associated preferred stock purchase rights, the "Shares"), of Security Capital Group Incorporated, a Maryland corporation ("Security Capital"), cannot be delivered prior to the "expiration date" (as defined in Section 1 of the Offer to Purchase); or

       (b) the procedure for book-entry transfer cannot be completed before the "expiration date" (as defined in Section 1 of the Offer to Purchase); or

       (c) time will not permit a properly completed and duly executed Letter of Transmittal, or manually signed facsimile thereof, and all other required documents to reach the depositary referred to below before the expiration date.

   This form or a facsimile of it, signed and properly completed, may be delivered by hand or transmitted by facsimile transmission or mailed to the depositary so that it is received by the depositary before the expiration date. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:
                                   EquiServe

                                   By Overnight Delivery
           By Hand:                   or Express Mail:                   By Mail:
    Securities Transfer &                EquiServe                      EquiServe
          Reporting
        Services, Inc.            Attn: Corporate Actions        Attn: Corporate Actions
        c/o EquiServe               40 Campanelli Drive               P.O. Box 43025
 100 William Street, Galleria       Braintree, MA 02184         Providence, RI 02940-3025
      New York, NY 10038

                            Facsimile Transmission:

                                (781) 575-4826
                  (For Eligible Guarantor Institutions Only)
                             Confirm by Telephone:
                                (781) 575-4816

                    The Information Agent for the Offer is:

              [LOGO OF GEORGESON SHAREHOLDER COMMUNICATIONS INC.]

                          17 State Street 10th Floor
                           New York, New York 10004
                Banks and Brokers Call Collect: (212) 440-9800
                   All Others Call Toll Free: (800) 223-2064
                      In Europe Call 011-44-207-335-8797

   Delivery of this Notice of Guaranteed Delivery to an address other than those shown above or transmission of instructions via the facsimile number other than the one listed above does not constitute a valid delivery. Deliveries to Security Capital, the dealer manager of the Offer or the information agent of the Offer will not be forwarded to the depositary and therefore will not constitute valid delivery. Deliveries to the book-entry transfer facility (as defined in the Offer to Purchase) will not constitute valid delivery to the depositary.

   This Notice of Guaranteed Delivery form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "eligible guarantor institution" (as defined in Section 3 of the Offer to Purchase) under the instructions thereto, such signature must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:
   The undersigned hereby tenders the above described Shares to Security Capital at the price per Share indicated below, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, and the related Letter of Transmittal, which, as may be amended and supplemented from time to time, together constitute the tender offer (the "Offer"), receipt of which are hereby acknowledged. Unless the associated preferred stock purchase rights are redeemed prior to the expiration of the offer, a tender of Shares will also constitute a tender of the associated preferred stock purchase rights.

                                     BOX A

              Shares Tendered at Price Determined by Stockholder
               (See Instruction 5 of the Letter of Transmittal)

    By checking one of the following boxes below instead of Box B, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the purchase price determined by Security Capital for the Shares is less than the price checked below. A stockholder who desires to tender Shares at more than one price must complete a separate Letter of Transmittal for each price at which Shares are tendered. The same Shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

        Price (in Dollars) Per Share at Which Shares Are Being Tendered

   [_] $18.50           [_] $19.30           [_] $20.10           [_] $20.90
   [_] $18.60           [_] $19.40           [_] $20.20           [_] $21.00
   [_] $18.70           [_] $19.50           [_] $20.30           [_] $21.10
   [_] $18.80           [_] $19.60           [_] $20.40           [_] $21.20
   [_] $18.90           [_] $19.70           [_] $20.50           [_] $21.30
   [_] $19.00           [_] $19.80           [_] $20.60           [_] $21.40
   [_] $19.10           [_] $19.90           [_] $20.70           [_] $21.50
   [_] $19.20           [_] $20.00           [_] $20.80

    Check only one box above or, alternatively, check the box below under Box B, "Shares Tendered at Prices Determined Under the Tender Offer." If you check more than one box above, you will not have validly tendered the Shares.

                                     BOX B

          Shares Tendered at Price Determined Under the Tender Offer
               (See Instruction 5 of the Letter of Transmittal)

  [_] The undersigned wants to maximize the chance of having Security Capital purchase all of the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes in Box A, the undersigned hereby tenders Shares and is willing to accept the purchase price determined by Security
      Capital in accordance with the terms of the Offer. This action could result in receiving a price per Share as low as $18.50.

                You WILL NOT have validly tendered your Shares
            unless you check ONE AND ONLY ONE BOX IN BOX A OR BOX B

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

                                   ODD LOTS

   To be completed only if Shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of fewer than 100 Shares.

   On the date hereof, the undersigned either (check one box):

  [_]owned beneficially or of record an aggregate of fewer than 100 Shares and is tendering all of those Shares; or

  [_]is a broker, dealer, commercial bank, trust company or other nominee that:

       (a) is tendering, for the beneficial owner(s) thereof, Shares with respect to which it is the record owner; and

       (b) believes, based upon representations made to it by each such beneficial owner, that each such person was the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of such Shares.

   In addition, the undersigned is tendering Shares either (check one box):

  [_]at the price per Share indicated above under "Price (in Dollars) per Share at Which Shares are Being Tendered" in Box A on page 2 of this Notice of Guaranteed Delivery; or

  [_]at the purchase price, as the same shall be determined by Security
     Capital in accordance with the terms of the Offer (persons checking this box should check Box B on page 2).

 Please type or print _________________ SIGN HERE: ___________________________

 Certificate No.(s) (if available) ____ Dated: _________________________, 2001

 --------------------------------------

 --------------------------------------

 Name(s) ______________________________

 --------------------------------------

 --------------------------------------

 Address(es) __________________________ If Shares will be tendered by book-
                                        entry transfer, provide the following
                                        information:

 --------------------------------------

 Area code and telephone number _______ Account No.: _________________________

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

                                   Guarantee
                   (Not to be used for Signature Guarantee)

   The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "Eligible Guarantor Institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, each of the foregoing constituting an "Eligible Guarantor Institution," guarantees the delivery to the depositary of the Shares tendered hereby, in proper form for transfer, or a confirmation that the Shares tendered hereby have been delivered under the procedure for book-entry transfer set forth in the Offer to Purchase into the depositary's account at the book-entry transfer facility, together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, and any other required documents, all within three New York Stock Exchange trading days of the date hereof.

Name of Firm:                            Name of Firm:

--------------------------------------   --------------------------------------
Authorized Signature:                    Authorized Signature:

--------------------------------------   --------------------------------------
Name:                                    Name:

--------------------------------------   --------------------------------------
Title:                                   Title:

--------------------------------------   --------------------------------------
Address:                                 Address:

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Zip Code:                                Zip Code:

--------------------------------------   --------------------------------------
Area Code and Telephone Number:          Area Code and Telephone Number:

--------------------------------------   --------------------------------------
Dated:                                   Dated:
________________________________, 2001   ________________________________, 2001

    Do not send Share certificates with this Notice of Guaranteed Delivery.
      Share certificates should be sent with your Letter of Transmittal.

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